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                                                                  EXHIBIT NO. 21

                          SUBSIDIARIES OF THE COMPANY

              Name of Subsidiary                      State of Incorporation
-----------------------------------------------    -----------------------------

Colony Bank of Fitzgerald                                    Georgia
Colony Bank Ashburn                                          Georgia
Colony Bank of Dodge County                                  Georgia
Colony Bank Worth                                            Georgia
Colony Bank Wilcox                                           Georgia
Colony Bank Southeast                                        Georgia
Colony Management Services, Inc.                             Georgia